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                                                                    EXHIBIT 99.3


                   CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.

     We hereby consent to the use of our name and to the description of our opinion letter under the caption "Opinion of Paradyne's Financial Advisor" in, and to the inclusion of such opinion letter dated December 27, 2001 as Annex H to, the joint proxy statement-prospectus to be delivered to the stockholders of Paradyne Networks, Inc. and Elastic Networks Inc. which is part of the Registration Statement on Form S-4 of Paradyne Networks, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        RAYMOND JAMES & ASSOCIATES, INC.

                                        By: /s/ Raymond James & Associates, Inc.
                                           -------------------------------------




St. Petersburg, Florida
January 16, 2002